UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 31, 2013, Western Digital Corporation, a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Hitachi, Ltd. (the “Selling Stockholder”) and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), relating to a secondary public offering of the Company’s common stock by the Selling Stockholder. The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and the Selling Stockholder and also provides for customary indemnification by each of the Company, the Selling Stockholder, and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

An aggregate amount of 25 million shares of the Company’s common stock were issued to the Selling Stockholder in connection with the Company’s acquisition of Viviti Technologies Ltd., formerly known as Hitachi Global Storage Technologies Holdings Pte. Ltd., in March 2012. Pursuant to the terms and conditions of the Underwriting Agreement, the Selling Stockholder agreed to sell to the Underwriters 10,869,566 shares of the Company’s common stock (the “Firm Shares”). The Selling Stockholder also granted the Underwriters a 30-day option to purchase up to an additional 1,630,434 shares (the “Additional Shares” and, together with the Firm Shares, the “Shares”). On November 1, 2013, the Representatives notified the Company and the Selling Stockholder that the Underwriters were exercising their option to purchase all of the Additional Shares. The sale of the Shares closed on November 6, 2013.

The sale of the Shares by the Selling Stockholder was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-191987), including the prospectus contained therein, dated October 30, 2013, filed by the Company with the Securities and Exchange Commission. No Shares were sold by the Company or any of its officers or directors, and the total number of outstanding shares of the Company’s common stock did not change as a result of the sale of the Shares by the Selling Stockholder. The Company did not receive any proceeds from the sale of the Shares, but pursuant to the terms of the Underwriting Agreement the Company agreed to pay certain of the expenses associated with the sale of the Shares by the Selling Stockholder.

Upon the completion of the sale of the Shares by the Selling Stockholder, the Selling Stockholder owned 12,500,000 shares of the Company’s common stock, or approximately 5.3% of the Company’s common stock based on the number of shares outstanding as of October 28, 2013.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated October 31, 2013, among the Company, Hitachi, Ltd. and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: November 6, 2013		Michael C. Ray
Senior Vice President, General Counsel and Secretary